                                                                                     EXHIBIT 3.1

CERTIFICATE OF DOMESTICATION
OF
TEGAL CORPORATION LIMITED

Tegal Corporation Limited (the "Company"), a company organized and existing under the laws of Bermuda, does hereby certify as follows:

FIRST: The Company was formed on the 20th day of December, 1989 at Hamilton, Bermuda;

SECOND: The name of the Company immediately prior to the filing of this Certificate of Domestication was Tegal Corporation Limited;

THIRD: The name of the Company under which it is filing a Certificate of Incorporation is Tegal Corporation;

FOURTH: The principal place of business of the Company immediately prior to the filing of this Certificate of Domestication was Petaluma, California; and

FIFTH: A Certificate of Incorporation of Tegal Corporation is being filed contemporaneously with this Certificate of Domestication.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by David Curtis, its Vice President-Finance and Chief Financial Officer, who is authorized to sign this Certificate on behalf of the Company, this 1st day of September, 1995.

Tegal Corporation Limited

By:	/s/ David Curtis
David Curtis

CERTIFICATE OF INCORPORATION
OF
TEGAL CORPORATION

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 9 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST:   The name of the corporation (hereinafter the "Corporation") is

Tegal Corporation.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

THIRD:   The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:   (A)   The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Twenty Million (20,000,000) shares, comprised of Thirteen Million Five Hundred Thousand (13,500,000) shares of Common Stock with a par value of One Cent (US $ 0.01) per share (the "Common Stock") and Six Million Five Hundred Thousand (6,500,000) shares of Preferred Stock with a par value of One Cent (US $ 0.01) per share (the "Preferred Stock"). Subject to the preferential rights of the Preferred Stock and such restrictions as may be imposed by debtholders of the Corporation and its subsidiaries, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

(B)   The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions hereof, to provide for the issuance of all or any shares of any wholly unissued series of Preferred Stock, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize and increase or decrease in such number of shares and the right to provide that the shares of each such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulativeor non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with the laws of Delaware in force from time to time. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that are fixed and those that may be fixed with respect to any shares of the Preferred Stock.

(C)   Four Million Three Hundred Fifty-Two Thousand Two Hundred Seventy-Four (4,352, 274) shares of Preferred Stock are hereby designated "Series A Preferred Stock," One Thousand (1000) shares of Preferred Stock are hereby designated "Series B Preferred Stock," Eight Hundred Seventy-Six Thousand One Hundred Ninety-One (876,191) shares of Preferred Stock are hereby designated "Series C Preferred Stock" and Eight Hundred Eighty-Six Thousand Six Hundred Twenty-Seven (886,627) shares of Preferred Stock are hereby designated "Series D Preferred Stock," each having the respective preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions set forth below:

(i)   The holders of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends on each outstanding share of Preferred Stock, payable when and as declared by the Board of Directors. The right to such dividends on the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on all outstanding Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock contemporaneously and shall be declared and paid pro rata (a) such that the ratio of dividends being declared and paid per share of Series A Preferred Stock to dividends being declared and paid per share of Series C Preferred Stock to dividends being declared and paid per share of Series D Preferred Stock is the same as the ratio of US $2.4304 (the "Series A Issue Price") to US $5.25 (the "Series C Issue Price") to US $5.25 (the "Series D Issue Price") (as such prices may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) and (b) as among the holders of each series based on the number of shares of such series so held. No shares of Common Stock shall receive any dividend at a rate which is greater than the rate at which dividends are simultaneously paid in respect of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (based on the number of shares of Common Stock into which the Series A PreferredStock, Series C Preferred Stock and Series D Preferred Stock is convertible on the date of dividend).

(ii)   The liquidation rights of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be as follows:

(a)
In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or not, the holders of the Series C Preferred Stock shall be entitled to receive an amount per share equal to the Series C Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) plus all declared and unpaid dividends, if any, before any amount shall be paid to the holders of the Series D Preferred Stock, Series A Preferred Stock and Common Stock. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount then the entire assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock.

(b)
In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or not, the holders of the Series D Preferred Stock shall be entitled to receive an amount per share equal to the Series D Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) plus all declared and unpaid dividends, if any, and the holders of the Series A Preferred Stock shall be entitled to receive an amount per share equal to the Series A Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) plus all declared and unpaid dividends, if any, before any amount shall be paid to the holders of the Common Stock. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of the Series D Preferred Stock and Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount then the entire assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and Series A Preferred Stock such that the ratio of the assets and surplus funds being distributed to holders of Series A Preferred Stock, on a per share basis, to the assets and surplus funds being distributed to holder of Series D Preferred Stock, on a per share basis, is the same as the ratio of the Series A Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) plus all declared and unpaid dividends, if any, to the Series D Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) plus all declared and unpaid dividends, if any.

(c)
If, upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of Series C Preferred Stock, Series D Preferred Stock and Series A Preferred Stock of the preferential amount, assets or surplus funds remain in this Corporation, the holders of Series C Preferred Stock, Series D Preferred Stock, Series A Preferred Stock and the holders of Common Stock shall be entitled to share in all such remaining assets and surplus funds in the same manner as if all shares of Series C Preferred Stock, Series D Preferred Stock and Series A Preferred Stock had been converted into Common Stock.

(d)
For the purposes of this Article, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, the sale by the Corporation of substantially all of its assets or the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by the acquiring company or its subsidiary.

(iii)   If on each December 31, 1996, December 31, 1997, or December 31, 1998 (each of which is referred to as a "Redemption Record Date"), there shall be any shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock outstanding, a majority of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, may elect, in accordance with the procedures set forth herein, to require the Corporation to redeem up to one-third of the shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock originally issued (as adjusted for stock splits, combinations or similar events with respect to such series of Preferred Stock) on a pro rata basis as described below. Subject to the foregoing limitation, the Corporation shall be required to redeem shares in accordance with the number of shares which any holder may and is requesting to be redeemed on each Redemption Payment Date (as defined below) pursuant to an Initiating Notice or a Subsequent Notice (each as defined below); provided, however, that any shares which are properly requested to be redeemed but are unable to be redeemed in any particular year due to the limitations set forth herein may be redeemed pursuant to written notice given on a subsequent Redemption Record Date to the extent such redemption may be accomplished within those limitations. The applicable redemption price payable on each Redemption Payment Date shall be (a) the Series A Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to the Series A Preferred Stock) plus all declared and unpaid dividends to the Redemption Payment Date, if any, with respect to each share of Series A Preferred Stock (the "Series A Redemption Price"), (b) the Series C Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to the Series C Preferred Stock) plus all declared and unpaid dividends to the Redemption Payment Date, if any, with respect to each share of Series C Preferred Stock (the "Series C Redemption Price") and (c) the Series D Issue Price (as such price may be adjusted for stock splits, combinations or similar events with respect to the Series D Preferred Stock) plus all declared and unpaid dividends to the Redemption Payment Date, if any, with respect to each share of Series D Preferred Stock (the "Series D Redemption Price"). Any shares redeemed pursuant to this provision shall be redeemed on a pro rata basis, such that the ratio of (x) the aggregate amount of cash used to redeem shares of Series A Preferred Stock to (y) the aggregate amount of cash used to redeem shares of Series C Preferred Stock to (z) the aggregate amount of cash used to redeem shares of Series D Preferred Stock is the same as the ratio of (xx) the number of shares of Series A Preferred Stock then outstanding multiplied by the Series A Redemption Price to (yy) the number of shares of Series C Preferred Stock then outstanding multiplied by the Series C Redemption Price to (zz) the number of shares of Series D Preferred Stock then outstanding multiplied by the Series D Redemption Price.

(iv)   Prior to each Redemption Payment Date, the Corporation shall deposit with a bank having an aggregate capital and surplus in excess of US $50,000,000, as a trust fund for the redemption of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the "Redemption Fund"), the amount required for redemption of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock hereunder together with irrevocable instructions and authority to pay the Series A Redemption Price, the Series C Redemption Price and the Series D Redemption Price to the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, upon surrender of their stock certificates on or after each Redemption Payment Date. Any money so deposited which is unclaimed by a holder of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for one year after a Redemption Payment Date shall be returned to the Corporation, after which holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock who have requested redemption shall be entitled to receive payment of the Series A Redemption Price, the Series C Redemption Price and the Series D Redemption Price directly from the Corporation. After all shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock requested to be redeemed have been converted or redeemed, any money remaining in the Redemption Fund shall be returned to the Corporation.

(v)   A majority of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, may make an election pursuant to Section (C)(iii) of this Article in a notice (an "Initiating Notice") to the Corporation within 60 days of each Redemption Record Date which shall be deemed delivered upon personal delivery of 14 days after deposit in the mail, registered or certified, addressed to the Corporation. Within 14 days of receipt of the Initiating Notice, the Corporation shall mail by first class, postage prepaid, to each holder of record of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, at such holders' post office address last shown on the records of the Corporation, a written notice advising such holder of the fact that a majority of the holders of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class, have made the election described herein, specifying the date on which the redemption shall be made, which date shall be within 60 days of the delivery of the Initiating Notice (a "Redemption Payment Date") and advising such holder that it must notify the Corporation at least 10 days prior to the Redemption Payment Date if such holder wishes to have its shares redeemed thereon (a "Subsequent Notice"), provided that a Subsequent Notice shall not be required from any holder that was a party to the Initiating Notice. On or after each Redemption Payment Date, each holder shall surrender his certificate for the number of shares to be redeemed to the Corporation at the place specified by the Corporation. From and after each Redemption Payment Date, unless there have been a default in the payment of the Series A Redemption Price, the Series C Redemption Price or the Series D Redemption Price, all rights of holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock requesting redemption (except the right to receive payment of the Series A Redemption Price, the Series C Redemption Price or the Series D Redemption Price or surrender of their certificates) shall cease with respect to the shares redeemed. If less than all of the shares represented by a surrendered certificate are redeemed, a new certificate shall forthwith be issued for the unredeemed shares.

(vi)   The Corporation shall not be required to expend funds for the redemption of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock to the extent such expenditure would violate any law in force in Delaware from time to time and, specifically, the Delaware General Corporation Law.

(D)   Except as otherwise required by law, the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote upon any matter submitted to the stockholders for a vote, other than the election of Directors, as follows: (a) the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are convertible in the aggregate on the record date for the vote and (b) the holders of Common Stock shall have one vote per share of Common Stock. For so long as at least 50% of the shares of the Corporation's Series A Preferred Stock issued with regard to the original 14,400,000 Series A Preferred Stock issued by the Corporation's Bermuda predecessor remains outstanding, the holders of shares of Series A Preferred Stock, voting as a class, shall be entitled to elect two (2) directors; the holders of shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a class, shall be entitled to elect one (1) director; the holders of shares of Common Stock, voting as a class, shall be entitled to elect one (1) director; and the remaining director or directors shall be elected by the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, voting together on an as-if-converted basis.

(E)   The Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible into Common Stock of this Corporation as follows:

(i)   For purposes of this Paragraph (E) of Article Fourth the following definitions shall apply:

"Common Stock Equivalents" shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

"Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

"Conversion Price" shall mean the price, determined pursuant to this Paragraph (E), at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable.

"Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

"Current Conversion Price" shall mean the applicable Conversion Price immediately before the occurrence of any event, which, pursuant to Section (E)(iv) below causes an adjustment to the applicable Conversion Price.

"Issuance Date" shall mean for the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock the first date on which the Corporation issues any shares of such Preferred Stock.

"Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ii)   Each holder of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may, at any time, convert any or all of such Preferred Stock into fully-paid and non-assessable shares of Common Stock at the applicable Conversion Price. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series A Preferred Stock into US $2.4304 for each share of Series A Preferred Stock; The Conversion Price of the Series A Preferred Stock shall initially be US $2.4304 per share of Common Stock. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the tune of conversion for Series C Preferred Stock into US $5.25 for each share of Series C Preferred Stock; the Conversion Price of the Series C Preferred Stock shall initially be US $5.25 per share of Common Stock. Each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect at the time of conversion for Series D Preferred Stock into US $5.25 for each share of Series D Preferred Stock; the Conversion Price of the Series D Preferred Stock shall initially be US $5.25 per share of Common Stock. The initial applicable Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Preferred Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first have paid to the holders entitled to payment at the time of conversion of the Preferred Stock.

(iii)   Before any holder of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Preferred Stock represented by such certificate are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(iv)   Subject to Section (E), the applicable Conversion Price in effect from time to time for Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment in certain cases as follows:

(a)
Subject to Section (E)(xiv) with respect to the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, in case the Corporation shall at any time after the Issuance Date with respect to the Series A Preferred Stock issue or sell any Common Stock without consideration, or for a consideration per share less than the applicable Current Conversion Price for the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the, and thereafter successively upon each such issuance or sale, the applicable Current Conversion Price for such Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall simultaneously with such issuance or sale be adjusted to a Conversion Price (calculated to the nearest cent) determined by dividing (A) an amount equal to (i) the total number of shares of Common Stock Outstanding when the applicable Current Conversion Price became effective multiplied by the applicable Current Conversion Price, plus (ii) the aggregate of the amount of all consideration, if any, received by the Corporation for the issuance or sale of Common Stock since the applicable Current Conversion Price became effective, by (B) the total number of shares of Common Stock Outstanding immediately after such issuance or sale; provided, however, that the applicable Conversion Price shall at no time exceed US $5.25 for the Series C Preferred Stock and Series D Preferred Stock and US $2.4304 for the Series A Preferred Stock (as adjusted for stock splits, combinations and similar events). For the purposes of this provision the following shall apply:

(1)
In the case of the issuance or sale of additional Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

(2)
In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Paragraph (E), of the consideration other than cash received by the Corporation for such securities.

(3)
In case the Corporation shall in any manner issue or grant any options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first became convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale be deemed to be issued and to be outstanding for the purpose of this Section (E)(iv) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the minimum amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section (E)(v) no further adjustments of the applicable Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

(v)   If the purchase price provided for in any Option referred to in subsection (E)(iv)(a)(3), or the rate at which any Convertible Securities referred to in subsection E(iv)(a)(3) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the applicable Current Conversion Price for Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, in effect at the time of such event shall forthwith be readjusted to the applicable Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchased price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such Option referred to in subsection E(iv)(a)(3) , or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection E(iv)(a)(3), or the rate at which any Convertible Securities referred to in subsection E(iv)(a)(3) are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the applicable Current Conversion Price for Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

(vi)   In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the applicable Current Conversion Price for Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall, upon such termination, be changed to the applicable Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

(vii)   If the Corporation should at any time or from time to time after the Issuance Date with respect to the Series D Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then following such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) the applicable Conversion Price for Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be adjusted in proportion to such change in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents) determined in accordance with Section (e)(ix).

(viii)   If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons' assets (excluding cash dividends) or options or rights not referred to in subsection E(iv)(a)(3), then, in each such case for the purpose of this Section (E)(viii), the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(ix)   If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Paragraph (E)) provision shall be made so that the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case appropriate adjustment shall be made in the application of the provisions of this Paragraph (E) with respect to the rights of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock after the recapitalization to the end that the provisions of this Paragraph (E) (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable,

(x)   The above provisions of this Paragraph (E) shall similarly apply to successive issuances, changes, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the applicable Issuance Date.

(xi)   Upon the occurrence of any event not specifically denominated in this Paragraph (E) as altering the applicable Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of this Corporation requires, on equitable principles, the alteration of the applicable Conversion Price, the applicable Conversion Price will be equitably altered, provided that in no such event other than a reverse stock split shall the applicable Conversion Price be increased. Any alteration made to the applicable Conversion Price pursuant to this Section (E)(xi) shall be made ratably among the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(xii)   The Corporation will not, by amendment of Bylaws or Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph (E) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against impairment.

(xiii)   The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all of the then outstanding Preferred Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable this Corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock.

(xiv)   Notwithstanding anything in this Paragraph (E) to the contrary, the applicable Conversion Price shall not be adjusted by virtue of (a) the conversion of shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock, (b) the repurchase of shares from this Corporation's employees, consultants, officers or directors at such person's cost (or at such other price as may be agreed to by this Corporation's Board of Directors), (c) the issuance of shares of Common Stock issuable in connection with warrants issued pursuant to a warrant which provides for the issuance of Fifteen Thousand (15,000) shares of Common Stock upon exercise of such warrant with an exercise price of US $3.15 per share, or (d) the issuance and sale of, or the grant of options to purchase, an aggregate of not more than One Million Six Hundred Thousand (1,600,000) shares of Common Stock to employees, advisors, directors, officers or consultants of the Corporation and its subsidiaries at a price which is less than the applicable Conversion Price for Series A Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, as the case may be, at the time of such issuance or sale (all as determined in accordance with this Paragraph (E)) as may be approved by the Board of Directors, and none of such shares shall be included in any manner in the computation from time to time of the applicable Conversion Price for Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, under subsection (E)(iv) or in Common Stock outstanding for purposes of such computation.

(xv)   No fractional shares shall be issued upon conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock (including the aggregation of all fractional shares) issuable upon such aggregate conversion.

(xvi)   Upon the occurrence of each adjustment or re-adjustment of a Conversion Price pursuant to this Paragraph (E), the Corporation, at its expense upon request by any holder of Preferred Stock shall compute such adjustment or re-adjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a certificate setting forth such adjustment or re-adjustment and showing, in detail the facts upon which such adjustment or re-adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and re-adjustment, (b) the Current Conversion Price at the time in effect and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of any series of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

(F)   Immediately upon any public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-l under the Securities Act at a per share price of not less than US $18.20 (equitably adjusted for any stock split, combination or similar event) with an aggregate price to the public greater than US $15,000,000 each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price for such series then in effect. In addition, each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price for such series then in effect immediately preceding the closing or record date of any liquidation, dissolution or winding-up of the Corporation, including any deemed liquidation as described in Paragraph (C) if the per share distribution is not less than US $18.20 (equitably adjusted for any stock split, combination or similar event) on and after said conversion date, notwithstanding that any certificates for the shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not have been surrendered for conversion, the shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock prior to such conversion date. In the event that any holder of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock presents such holder's certificate therefor for surrender to the Corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

(G)   In addition to any other rights provided by law, so long as fifty percent (50%) of the authorized shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than sixty-six and two-thirds percent (66 ⅔%) of the then outstanding shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class (provided that to the extent the rights of holders of shares of any such series of Preferred Stock are adversely affected by any change or event described in subsections (i), (ii) or (iii) below, the Corporation shall not make any such change or allow any such event to occur without first obtaining the affirmative vote or written consent of the holders of more than sixty-six and two-thirds percent (66 ⅔%) of the then outstanding shares of such series of Preferred Stock, voting as a single series):

(i)	amend or repeal any provision of, or add any provision to, the Corporation's Bylaws or Certificate of Incorporation;

(ii)
authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends, redemptions or distribution of assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or which in any manner adversely affects the rights of the holders of shares of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; authorize or issue shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having options rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; or authorize or issue shares of stock of any class or series having voting rights other than voting rights required by law;

(iii)
reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

(iv)
except as provided in Sections (C)(vi) or (C)(ix) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise,of any shares of any class of Common Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for the Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association;

(v)
(a) sell, lease, convey or otherwise dispose of or transfer all or a substantial portion of its assets, property or business, or (b) merge into or consolidate with any other company (other than a wholly owned subsidiary of the Corporation);

(vi)	pay any dividend on the outstanding shares of Common Stock; or

(vii)	dissolve, liquidate or wind up the affairs of the Corporation.

(H)   The holders of the Series B Preferred Stock shall not be entitled to any dividends on the shares of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or not, the holders of the Series B Preferred Stock shall be entitled to receive, before any amount shall be paid to the holders of the Common Stock or any other series of Preferred Stock, an amount per share equal to US $5,840 (the "Redemption Price"). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount then the entire assets and surplus funds legally available for distribution shall be distributed rateably among the holders of the Series B Preferred Stock. If, upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of Series B Preferred Stock of the preferential amount, assets or surplus funds remain in this Corporation, the holders of the Series A Preferred Stock Series C Preferred Stock, Series D Preferred Stock and Common Stock shall be entitled to such liquidation rights as are set forth in Section (C)(iii) above. Without the consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and so long as the Series B Preferred Stock remains outstanding, the Corporation shall not issue shares of any class of capital stock having a liquidation preference senior to or pari passu with the Series B Preferred Stock. Except as otherwise required by law, the holders of Series B Preferred Stock shall not be entitled to any voting rights with respect to the Series B Preferred Stock.

(I)   Upon ten (10) days prior written notice to the holder(s) of the Series B Preferred Stock, the Corporation shall be entitled to redeem at any time all or any portion of the outstanding shares of the Series B Preferred Stock upon payment to the holder(s) of such shares of an amount equal to the Redemption Price per share multiplied by the number of shares of Series B Preferred Stock to be redeemed. If there shall be any shares of Series B Preferred Stock outstanding on October 31, 1997 (the "Mandatory Redemption Date"), the Corporation shall redeem any and all outstanding shares of Series B Preferred Stock in consideration for the payment of the Redemption Price with respect to such shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to expend funds for the redemption of Series B Preferred Stock to the extent such expenditure would violate any applicable provision of Delaware law or the relevant law of another jurisdiction. In such event, the Corporation shall redeem such shares as soon as possible to the extent that such redemption may be accomplished without violating any such law. On or after the Mandatory Redemption Date, each holder shall surrender his certificate for the shares of Series B Preferred Stock redeemed by the Corporation and such other documents as the Corporation may reasonably request at the place specified by the Corporation. Upon such surrender, the Corporation shall pay such holder the Redemption Price with respect to such shares. From and after the Mandatory Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of Series B Preferred Stock (except the right to receive payment of the Redemption Price on surrender of their certificates) shall cease.

(J)   In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or these By-Laws, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

(K)   All shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which shall have been redeemed or converted pursuant to the provisions contained herein shall be cancelled and not reissued as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, but shall have the status of authorized but not issued shares of Preferred Stock.

FIFTH:   The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

David Curtis	2201 South McDowell Boulevard
Petaluma, California 94953-6020

SIXTH:   The Corporation is to have perpetual existence.

SEVENTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

EIGHTH:     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

Signed on September 1, 1995.

/s/ David Curtis
David Curtis, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 10/16/1995
950237895 - 2545851

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF INCORPORATION
OF
TEGAL CORPORATION

Tegal Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.   The name of the Corporation is Tegal Corporation.

2.   The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 20, 1995 and said Certificate of Incorporation requires correction as permitted by Section (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.   The Certificate of Incorporation was filed with a Certificate of Domestication domesticating Tegal Corporation Limited, a Bermuda company, in Delaware. The domestication of Tegal Corporation Limited was effected pursuant to a Plan of Reorganization of Tegal Corporation Limited which, in addition to the domestication of Tegal Corporation Limited in Delaware, provided for a 1-for 7 reverse split of the Corporation's stock to be effective upon the domestication of the Corporation in Delaware. The inaccuracy or defect of said Certificate of Incorporation to be corrected is that Article Fourth of said Certificate of Incorporation inadvertently omitted language implementing the reverse stock split which had been authorized by the directors and stockholders of Tegal Corporation Limited pursuant to the Plan of Reorganization and which was intended to become effective upon the filing of the Certificate of Incorporation and the Certificate of Domestication.

4.   A new paragraph (L) is added to Article Fourth of the Certificate of Incorporation to read as follows:

"(L) Effective at the time of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"):

1.
Each seven (7) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one (1) share of Common Stock, par value $0.01 per share, of the Corporation and each stock certificate that, immediately prior to the Effective Time, represented seven (7) shares of the Corporation's Common Stock, par value $0.01 per share, shall, from and after the Effective Time, represent one (1) share of Common Stock, par value $0.01 per share.

2.
Each seven (7) shares of the Corporation's Series A Preferred Stock, par value $0.01 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one (1) share of Series A Preferred Stock, par value $0.01 per share, of the Corporation and each stock certificate that, immediately prior to the Effective Time, represented seven (7) shares of the Corporation's Series A Preferred Stock, par value $0.01 per share, shall, from and after the Effective Time, represent one (1) share of Series A Preferred Stock, par value $0.01 per share.

3.
Each seven (7) shares of the Corporation's Series C Preferred Stock, par value $0.01 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one (1) share of Series C Preferred Stock, par value $0.01 per share, of the Corporation and each stock certificate that, immediately prior to the Effective Time, represented seven (7) shares of the Corporation's Series C Preferred Stock, par value $0.01 per share, shall, from and after the Effective Time, represent one (1) share of Series C Preferred Stock, par value $0.01 per share.

4.
Each seven (7) shares of the Corporation's Series D Preferred Stock, par value $0.01 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one (1) share of Series D Preferred Stock, par value $0.01 per share, of the Corporation and each stock certificate that, immediately prior to the Effective Time, represented seven (7) shares of the Corporation's Series D Preferred Stock, par value $0.01 per share, shall, from and after the Effective Time, represent one (1) share of Series D Preferred Stock, par value $0.01 per share.

5.
Notwithstanding the foregoing, to the extent that a stockholder of the Corporation would receive fractional shares of the Corporation's stock pursuant to sub-paragraphs (1), (2), (3) and (4) hereof, such members shall instead receive a cash payment from the Corporation in an amount equal to the product of $10.00 multiplied by, in the case of fractional shares of Common Stock, such fractional amount, and in the case of shares of Preferred Stock, by the amount of fractional shares of Common Stock to which such stockholder would have been entitled had the fractional shares of Preferred Stock been converted to Common Stock prior to the proposed reverse stock split."

IN WITNESS WHEREOF; Tegal Corporation has caused this Certificate to he executed this 13th day of October, 1995.

TEGAL CORPORATION

By:	/s/ David Curtis
Name:	David Curtis
Title:	Vice President, Secretary, Treasurer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/25/1995
950247338 - 2545851

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TEGAL CORPORATION

It is hereby certified that:

1.   The name of the Corporation (hereinafter called the "Corporation") is:

Tegal Corporation

2.   The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

"FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty Million shares, comprised of Thirty Five Million (35,000,000) shares of Common Stock, with a par value of One Cent (US $0.01) per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of One Cent (US $0.01) per share. The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."

3.   The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, Prompt notice of the adoption of the amendment herein certified has been given to those stockholders who have not been consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

4.   The effective time of the amendment herein certified shall be October 26, 1995. Signed on October 24, 1995.

/s/ David Curtis
David Curtis,
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/21/1995
950303514 - 2545851

CERTIFICATE OF OWNERSHIP AND MERCER

OF

TEGAL (DELAWARE) CORPORATION,
a Delaware corporation

INTO

TEGAL CORPORATION,
a Delaware corporation

(Pursuant to Section 253 or the General
Corporation Law of Delaware)

IT IS HEREBY CERTIFIED THAT:

1.   TEGAL CORPORATION (hereinafter sometimes referred to as the "Corporation") is incorporated pursuant to the General Corporation Law of the State of Delaware.

2.   The Corporation is the owner of all of the outstanding shares of the capital stock of TEGAL (DELAWARE) CORPORATION (hereinafter sometimes referred to as the "Subsidiary"), which is also incorporated pursuant to the General Corporation Law of the State of Delaware.

3.   On December 20,1995, the Board of Directors of the Corporation adopted uk following resolutions to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware:

NOW, THEREFORE. BE IT RESOLVED, that Tegal (Delaware) Corporation (the "Subsidiary") be merged with and into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name.

RESOLVED FURTHER, that this Corporation shall assume all of the liabilities and obligations of the Subsidiary.

RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration issued in respect thereof.

RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Corporation shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Corporation.

RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction for the purpose of effecting the foregoing resolutions.

RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized and directed in the name and on behalf of the Corporation to execute and deliver such certificates, instruments, notices, requests, statements and such other documents and communications as they in their discretion may deem necessary or desirable in order to carry out the purpose and intent of the foregoing resolutions.

RESOLVED FURTHER, that any and all actions heretofore taken by any officer or director of the Corporation and any and all agreements or other documents executed on behalf of the Corporation by an officer or director of the Corporation in connection with the merger of the Subsidiary with and into the Corporation be, and they hereby are, ratified, confirmed and approved in all respects.

RESOLVED FURTHER, that the effective date of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date when the merger therein provided for shall become effective, shall be January 1, 1996.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of December 21, 1995.

TEGAL CORPORATION,
a Delaware corporation

By:	Robert V. Hery
Name:	Robert V. Hery
Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 09/09/2003
FILED 01:45 PM 09/09/2003
SRV 030580279 - 2545851 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF TEGAL CORPORATION

It is hereby certified that:

1.   The name of the Corporation (hereinafter called the "Corporation") is Tegal Corporation.

2.   The Certificate of Incorporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu of said sentence the following new sentence:

"FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Five Million shares, comprised of One Hundred Million (100,000,000) shares of Common Stock, with a par value of One Cent (U.S. $0.01) per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of One Cent (U.S. $0.01) per share.

3.   The amendment of the Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was 16,099,949 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, Tegal Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of September 9, 2003.

/s/ Michael L. Parodi
Michael L. Parodi
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:31 PM 09/13/2005
FILED 03:31 PM 09/13/2005
SRV 050749064 - 2545851 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF TEGAL CORPORATION

It is hereby certified That:

1.   The name of the Corporation (hereinafter called the "Corporation") is Tegal Corporation.

2.   The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article FOURTH:

"FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Two Hundred Five Million shares, comprised of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share. The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall he established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation law of the State of Delaware."

3.   The Certificate of Incorporation is hereby amended by adding an Article TENTH, to read as follows:

"TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, (i) the Board is expressly authorized and empowered to make, amend, supplement or repeal the Bylaws in any manner, without the assent or vote of the stockholders, not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, and (ii) the stockholders may change or amend or repeal the Bylaws in any manner pursuant to a vote of a majority of the voting power of the outstanding shares of capital stock entitled to vote."

4.   The amendment of the Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was 59,404,613 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, Tegal Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of September 13, 2005.

/s/ Thomas R. Mika
Thomas R. Mika
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporation
Delivered 03:54 PM 07/21/2006
FILED 03:54 PM 07/21/2006
SRV 060691733 - 2545851 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF TEGAL CORPORATION

It is hereby certified that:

1.    The name of the Corporation (hereinafter called the "Corporation") is Tegal Corporation.

2.    The Certificate of Incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

"FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred Five Million (205,000,000) shares, comprised of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each twelve (12) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common stock, par value $0.01 per share, of the Corporation; provided, however, that me Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low prices of the Corporation's Common Stock as reported on the Nasdaq Capital Market for the five trading-day period ending on the last business day before the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."

3.    The amendment of the Certificate of Incorporation herein certified was submitted to me stockholders of the Corporation and was duty approved by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Amendment was 84,253,058 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

IN WITNESS WHEREOF, Tegal Corporation has caused this Certificate of Amendment to be signed by its President & Chief Executive Officer as of July 21, 2006.

Thomas R. Mika /s/
Thomas R. Mika
President & Chief Executive Officer